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                                                                       EX-99.B16

               SCHEDULE FOR COMPUTATION OF PERFORMANCE QUOTATIONS
                         VANGUARD MONEY MARKET RESERVES

1. Average Annual Total Return (As of November 30, 1995)

                 n
        P (1 + T)  = ERV

     Where:    P = a hypothetical initial payment of $1,000
               T = average annual total return
               N = number of years
             ERV = ending redeemable value at the end of the period
    EXAMPLE:
         Prime
      One Year
           P =   $1,000
           T =   +5.82%
           N =   1
         ERV =   $1,058.21
     Five Year
           P =   $1,000
           T =   +4.59%
           N =   5
         ERV =   $1,251.83
      Ten Year
           P =   $1,000
           T =   +6.13%
           N =   10
         ERV =   $1,813.42
       Federal
      One Year
           P =   $1,000
           T =   +5.77%
           N =   1
         ERV =   $1,057.69
     Five Year
           P =   $1,000
           T =   +4.51%
           N =   5
         ERV =   $1,246.86
      Ten Year
           P =   $1,000
           T =   +5.98%
           N =   10
         ERV =   $1,786.69
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
    Prime-Institutional Class
      One Year
           P =   $1,000
           T =   +6.00%
           N =   1
         ERV =   $1,060.04
    Five Years
           P =   $1,000
           T =   +4.75%
           N =   5
         ERV =   $1,261.39
    Ten Years
           P =   $1,000
           T =   +5.46%
           N =   *
         ERV =   $1,387.75


* Since Inception on October 3, 1989